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                                                                     EXHIBIT 5.1

                        [Bell, Boyd & Lloyd Letterhead]



                               December 19, 1996


Kewaunee Scientific Corporation
2700 West Front Street
Statesvill, North Carolina  28687


                    Kewaunee Scientific Corporation
                 1991 Key Empoyee Stock Option Plan and
                  1993 Stock Option Plan for Directors
                   Registration Statement on Form S-8
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  Ladies and Gentlemen:

     We have acted as counsel to Kewaunee Scientific Corporation., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 270,000 shares (the "Shares") of common stock, $2.50 par value per share (the "Common Stock") of the Company, offered under the Company's 1991 Key Empoyee Stock Option Plan and 1993 Stock Option Plan for Directors (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

  1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

  2. The Company has taken all action necessary to authorize (i) the Plans, (ii) the granting of options pursuant to the Plans, and (iii) the issuance of shares of its Common Stock in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

  3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock.

     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as
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amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,



                                            /s/ Bell, Boyd & Lloyd